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                                                                EXHIBIT 10(n)(2)

                              AMENDMENT NUMBER ONE
                           DEFERRED COMPENSATION PLAN
                  FOR NON-EMPLOYEE DIRECTORS AND KEY EMPLOYEES
                (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2003)

      BY THIS AMENDMENT NUMBER ONE, the Banknorth Group, Inc. Deferred Compensation Plan for Non-Employee Directors and Key Employees (amended and restated effective January 1, 2003) (the "Plan") is hereby amended as follows, with such amendment being effective as of January 1, 2005:

      1. Section 2.4 of the Plan is amended to restate Section 2.4 as Section 2.4(a) and to add Section 2.4(b) to read in its entirety as follows:

            (b) At the Committee's sole discretion, each Participant may elect during the period set forth below to terminate his or her participation in the Plan and, as a result of such termination, to receive a distribution of his or her entire vested Account Balance in the Plan, provided that all amounts distributed to a Participant as a result of the termination are included in the Participant's income in calendar year 2005. As a condition to terminating participation, a Participant shall timely complete, execute and return to the Committee an election form, or such other form(s) as the Committee shall determine, by the date selected by the Committee. The Participants shall be given until the close of business on February 15, 2005 to make the above-referenced election, unless the Committee elects to extend such date and time in its sole discretion.

      2. Section 3.3(b) of the Plan is amended to add the following sentence at the end of such section:

      Notwithstanding anything herein to the contrary, a deferral election may not be made with respect to compensation to be earned on or after January 1, 2005, unless the Company subsequently amends this Plan to permit future deferrals.

      3. Section 5.3 of the Plan is hereby deleted.

      4. All other provisions of the Plan shall continue in full force and effect.

      IN WITNESS WHEREOF, this Amendment has been executed this 31st day of January 2005.

ATTEST:                                    BANKNORTH GROUP, INC.


By: /s/ Janet E. McGorty                   By: /s/ Cynthia H. Hamilton
    -------------------------------------      ---------------------------------
Name:   Janet E. McGorty                   Name:   Cynthia H. Hamilton
Title:  Compensation Manager, SVP          Title:  Human Resources Director, EVP